Exhibit 99.1

FOR IMMEDIATE RELEASE

LSB INDUSTRIES, INC. ANNOUNCES CLOSING OF SALE OF

CLIMATE CONTROL BUSINESS TO NIBE INDUSTRIER AB

OKLAHOMA CITY, Oklahoma — July 1, 2016 – LSB Industries, Inc. (NYSE: LXU) (“LSB” or the “Company”) today announced the closing of the previously disclosed sale of its Climate Control Business (“CCB”) to NIBE Industrier AB (publ) of Sweden (“NIBE”) for a total of $364 million. The Company plans to use the net proceeds of the sale to repay its outstanding debt, redeem its preferred stock, or a combination of the two.

Dan Greenwell, LSB’s President and CEO, stated, “We are pleased to have completed the divestiture of the Climate Control Business at an attractive valuation. This transaction transforms LSB into a pure-play chemical company, and enables us to improve our capital structure. We expect this, combined with the recent start-up of a new ammonia plant at our El Dorado Facility, and our progress on improving the on-stream rates at our other facilities to translate into improved value for our shareholders. Once again, I would like to thank the CCB employees for their hard work and dedication and wish them well in their future with NIBE.”

About LSB Industries, Inc.

LSB Industries, Inc., headquartered in Oklahoma City, Oklahoma, manufactures and sells chemical products for the agricultural, mining, and industrial markets. The Company owns and operates facilities in Cherokee, Alabama, El Dorado, Arkansas and Pryor, Oklahoma, and operates a facility for Covestro AG in Baytown, Texas. LSB’s products are sold through distributors and directly to end customers throughout the United States. Additional information about the Company can be found on its website at www.lsbindustries.com.

Forward Looking Statement

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally are identified by use of the words “will”, “believes”, “expects”, “estimates”, “intends”, “anticipates”, “plans to”, “should”, “estimates”, “projects”, or similar expressions, including, without limitation, LSB’s plans and expectations with respect to the divestiture of CCB; pay down of debt; improved financial flexibility, capital structure, and chemical plant on-stream rates; enhanced reliability, performance, profitability and generation of cash flow from our facilities; and continued investment in improvement of plants.

Investors are cautioned that such forward-looking statements are not guarantees of future performance and involve risk and uncertainties. Though we believe that expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectation will prove to be correct. Actual results may differ materially from the forward-looking statements as a result of various factors, including, but not limited to: general economic conditions; weather conditions; increased costs to complete the El Dorado project; ability to install necessary equipment and renovations at our Facilities in a timely manner; changes to federal legislation or adverse regulations; increased competitive pressures, domestic and foreign; ability to complete transactions to address our leveraged balance sheet and cash flow requirements; loss of significant customers; increased costs of raw materials; and other factors set forth under “Risk Factors” and “Special Note Regarding Forward-Looking Statements” in our Form 10-K for the year ended December 31, 2015 and, if applicable, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K, which contain a discussion of a variety of factors which could cause future outcomes to differ materially from the forward-looking statements contained in this release. All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. We expressly disclaim any obligation to update, amend or clarify any forward-looking statement to reflect events, new information or circumstances occurring after the date of this press release except as required by applicable law.

Company Contact: Mark Behrman, Chief Financial Officer (405) 235-4546	Investor Relations Contact: Fred Buonocore (212) 836-9607 Kevin Towle (212) 836-9620 The Equity Group Inc.

2